EXHIBIT 32e
Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code
I, Caroline Dorsa, Chief Financial Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify that (i) the Annual Report of Public Service Electric and Gas Company on Form 10-K for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.

/s/ Carolina Dorsa
Carolina Dorsa
Public Service Electric and Gas Company
Chief Financial Officer
February 25, 2015